SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 1998

                      Dominion Resources, Inc.
     (Exact name of registrant as specified in its charter)

     Virginia                  1-8489           54-1229715
(State of other juris-   (Commission         (IRS Employer
diction of Incorporation) File Number)       Identification No.)

901 East Byrd Street, Richmond, Virginia                23219
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:(804) 775-5700



 (Former name or former address if changed since last report.)

Item 5.  OTHER EVENTS

     On January 14, 1998, Dominion Resources, Inc. entered into an Underwriting Agreement with Morgan Stanley & Co.,
Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc. as Representatives of the Underwriters named in Schedule I of the Underwriting Agreement for the sale of 6,500,000 shares of common stock with an over-allotment option to purchase up to 975,000 additional shares. The shares of common stock were registered by the Company as part of a Registration Statement (universal shelf) relating to $950,000,000 of debt and equity securities on Form S-3 under Rule 415 under the Securities Act of 1933, as amended.
The Registration Statement File No. 333-35501, was declared effective on September 17, 1997. A copy of the Underwriting Agreement is filed herewith as Exhibit 1 to this Form 8-K.

Exhibits:

1 - Underwriting Agreement, dated January 14, 1998, among the Company and Morgan Stanley & Co., Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc. as Representatives of the Underwriters named in Schedule I (filed herewith).

4 -  Form of Common Stock certificate (filed herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   DOMINION RESOURCES, INC.
                                         Registrant

                                        E. M. ROACH, JR.
                                       E. M. Roach, Jr.
                                    Executive Vice President
                                    (Chief Financial Officer)

Date: January 15, 1998